UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 5, 2009

ACADIA REALTY TRUST

 (Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)

(914) 288-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, Acadia Realty Trust (the “Company”) has declared a special dividend on its common shares of beneficial interest, par value $0.001 (the “Common Shares”), payable to shareholders of record at the close of business on December 31, 2008. The special dividend is payable in cash or Common Shares, at the election of each holder, subject to certain limitations.  On January 5, 2009, the Company filed with the Securities and Exchange Commission a prospectus supplement relating to the Common Shares that may be issued in payment of the special dividend.  In connection therewith, the Company is filing, (i) as Exhibit 5.1 to this report, the opinion of Berliner, Corcoran & Rowe L.L.P., Washington, DC as to the legality of the securities and (ii) as Exhibit 8.1 to this report, the opinion of Seyfarth Shaw LLP, New York, New York, as to certain U.S. federal income tax matters.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits

Exhibit Number	Description
5.1	Opinion of Berliner, Corcoran & Rowe L.L.P.
8.1	Opinion of Seyfarth Shaw LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACADIA REALTY TRUST
(Registrant)

Date: January 5, 2009	By:	/s/ Michael Nelsen
Name: Michael Nelsen
Title: Chief Financial Officer and
Senior Vice President